UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2015

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 27, 2015.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in detail in Sunshine Bancorp, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2015.  The final results of the stockholder votes were as follows:

1.	Election of directors for a three-year term.

	For	Withheld	Broker Non-Votes
Winfred M. Harrell	1,820,294	312,349	1,664,373
D. William Morrow	1,950,844	181,799	1,664,373
Joseph E. Newsome	1,786,419	346,224	1,664,373
Will Weatherford	1,949,614	183,029	1,664,373

2.	The ratification of the appointment of Hacker, Johnson & Smith PA as Sunshine Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
3,617,405	90,509	89,102	—

Item 8.01                      Other Events.

On May 22, 2015, the shareholders of Community Southern Holdings, Inc. (“Community Southern”) approved the merger agreement by and among Sunshine Bancorp, Inc., Sunshine Interim Corp. and Community Southern, dated February 4, 2015. The merger still remains subject to the approval of the Office of the Comptroller of the Currency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

/s/ Vickie J. Houllis
DATE: May 29, 2015	By:	Vickie J. Houllis, Senior Vice President and Chief Financial Officer